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                                                                    Exhibit 23.2










                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Community Banks, Inc. on Form S-4 of our report dated January 13, 1995, on our audits of the consolidated financial statements of Community Banks, Inc. as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our Firm under the caption "Experts."






COOPERS & LYBRAND L.L.P.

One South Market Square
Harrisburg, PA  17101-9916
October 5, 1995